Exhibit 10.3
Form of Restricted Stock Agreement (2010 Performance-based)
OM GROUP, INC.
2007 INCENTIVE COMPENSATION PLAN
RESTRICTED STOCK AGREEMENT
     THIS RESTRICTED STOCK AGREEMENT (“Agreement”) is dated as of the                     day of                     , (being the grant date of this restricted stock award), between OM Group, Inc., a Delaware corporation (“Company”), and                     (“Participant”).
     WHEREAS, the Company maintains the 2007 Incentive Compensation Plan (the “Plan”) for the purpose of (i) motivating key personnel by means of incentive compensation, (ii) furthering the identity of interests of participants with those of the stockholders of the Company through ownership and performance of the common stock of the Company, and (iii) permitting the Company to attract and retain key personnel and directors whose judgment is important to the successful conduct of the business of the Company; and
     WHEREAS, pursuant to the terms of the Plan, the Compensation Committee may grant restricted stock awards to key personnel of the Company and its subsidiaries and non-employee directors of the Company; and
     WHEREAS, pursuant to the terms of the Plan, the terms, conditions and restrictions of each restricted stock award are to be set forth in an award agreement; and
     WHEREAS, the Compensation Committee has determined that it is appropriate to grant Participant an award under the Plan on the terms, conditions and restrictions provided in this Agreement.
     NOW, THEREFORE, the Company and the Participant agree as follows:
1.	Award of Restricted Stock.
     Subject to the terms, conditions and restrictions set forth in this Agreement, the Company hereby grants to the Participant an award of                     shares of common stock of the Company (the “Restricted Stock”) under the Plan.
2.	Restrictions on Transfer of Restricted Stock.
     The Participant shall not be entitled to sell, exchange, transfer, pledge, hypothecate, assign or otherwise dispose of the Restricted Stock until such time that such Restricted Stock has vested in accordance with this Agreement. Any attempted sale, exchange, transfer, pledge, hypothecation, assignment or other disposition of such Restricted Stock in violation of this Agreement shall be void and of no effect and the Company shall have the right to disregard the same on its books and records.

3.	Issuance of Stock Certificate.
     The Company shall cause a certificate evidencing the Restricted Stock to be issued in the name of the Participant following execution of this Agreement. Such certificate shall bear the following legend, together with any other legend deemed necessary or desirable by the Company in order to comply with applicable laws or to ensure the enforceability of the provisions of the Plan or this Agreement:
The sale or other transfer of the shares represented by this certificate is subject to certain restrictions set forth in the Restricted Stock Agreement between                     (the registered owner) and OM Group, Inc., dated as of                     . A copy of such restrictions may be obtained from the Secretary of OM Group, Inc.
Such stock certificate shall be held by the Company (or its designated agent) on behalf of the Participant until such time as the Restricted Stock has vested or is forfeited in accordance with this Agreement.
4.	Rights Relating to Restricted Stock.
     The Restricted Stock shall constitute issued and outstanding shares of common stock of the Company, and the Participant shall be entitled to exercise voting rights pertaining to the Restricted Stock. In the event dividends are paid by the Company with respect to its common stock prior to such time as the Restricted Stock has vested in accordance with this Agreement, such dividends shall be distributed to and held by the Company (or its designated agent) in the same manner as the Restricted Stock and be distributed to the Participant upon vesting of the Restricted Stock or forfeited in accordance with this Agreement. In the event that shares of common stock of the Company or other securities are distributed to owners of outstanding common stock by reason of a stock dividend, stock split, recapitalization or otherwise, such shares or securities received by the Participant shall be encompassed within the term “Restricted Stock” for purposes of this Agreement and the Participant shall deliver to the Company all such shares or securities received, to be held by the Company on behalf of the Participant subject to the same restrictions as the Restricted Stock.
5.	Vesting.
5.1 Satisfaction of Performance Targets.
                               (a) The Restricted Stock granted to the Participant pursuant to this Agreement shall vest, such that the restrictions set forth in this Agreement shall no longer be applicable and the Restricted Stock shall no longer be subject to forfeiture as provided in this Agreement, upon the attainment of specific performance targets (“Performance Targets”) based upon the performance criteria and for the period (“Performance Period”) set forth on the attached Exhibit A. The performance criteria set forth on Exhibit A shall relate to the financial performance of the Company or a segment or identified business of the Company as selected by the

Compensation Committee in accordance with Section 9.5 of the Plan. If the Performance Targets are not attained by the end of the Performance Period, then the Restricted Stock granted pursuant to this Agreement shall be forfeited to the Company without compensation or other consideration. The specific Performance Targets and Performance Period applicable to this Restricted Stock grant shall be as previously determined by the Compensation Committee and communicated to the Participant in writing.
                               (b) In the absence of a prior forfeiture of the Restricted Stock pursuant to this Agreement, as promptly as practicable after satisfaction of the Performance Targets and compliance with Section 6 of this Agreement, the Company shall cause a new certificate or certificates to be issued in the name of the Participant, or the Participant’s designee, in exchange for the certificate for the Restricted Stock that is described in Section 3 of this Agreement. Such new certificate shall not contain the legend set forth in Section 3 of this Agreement but may contain any other legend the Company believes is appropriate in order to comply with applicable securities law requirements.
                    5.2 Accelerated Vesting upon Change in Control. Upon a Change in Control (as defined in the Plan) of the Company prior to the end of the Performance Period, vesting of the Restricted Stock subject to this Agreement shall be accelerated in accordance with the provisions of Section 25.3 of the Plan, assuming the Participant is employed by the Company or any of its subsidiaries or is a non-employee director of the Company at the time of such Change in Control.
                    5.3 Pro Rata Eligibility Due to Death or Disability. In the event the Participant ceases to be employed by the Company or any of its subsidiaries or ceases to be a non-employee director of the Company, in either case due to death or disability prior to the end of the Performance Period, a pro rata number of shares of the Restricted Stock shall remain eligible for vesting at the end of the Performance Period, such pro rata number to be measured by the number of days in the period commencing with the date of this grant and ending on the date of death or disability as compared to the number of days in the period commencing with the date of this grant and ending on the last day of the Performance Period, with any fractional share rounded down to the nearest whole number. The provisions of this Agreement, including those provisions relating to vesting only upon attainment of the Performance Targets at the end of the Performance Period, shall continue to apply to such pro rata number of shares. The balance of Restricted Stock granted pursuant to this Agreement and not subject to pro rata eligibility pursuant to this Section 5.3 shall be forfeited without compensation or other consideration.
                    5.4 Accelerated Vesting upon Retirement. In the event the Participant ceases to be employed by the Company or any of its subsidiaries prior to the end of the Performance Period by reason of such individual’s retirement in accordance with any retirement plan or policy of the Company or any of its subsidiaries, all Restricted Stock granted pursuant to this Agreement shall vest upon such retirement at the “target” performance level for the Performance Period. New certificate(s) representing such level of vested shares shall be issued in accordance with Section 5.1(b) of this Agreement, except such issuance shall occur reasonably promptly after any such retirement.

                    5.5 Forfeiture upon Other Cessation of Employment or Non-employee Directorship. In the event the Participant ceases to be employed by the Company or any of its subsidiaries or ceases to be a non-employee director of the Company prior to the end of the Performance Period, in either case for any reason other than death, disability or retirement, the Participant shall forfeit to the Company, without compensation or any other consideration, all Restricted Stock that is granted pursuant to this Agreement. For purposes of this Agreement, the Participant shall have ceased to be employed by the Company or any of its subsidiaries or ceased to be a non-employee director of the Company when the Participant no longer has the right or obligation to perform services in such capacity, notwithstanding the continuation of any employment agreement for any other purpose or the continuation of compensation or benefits under any such employment agreement or otherwise.
6.	Tax Provision.
     Participant agrees that, no later than the date upon which the Restricted Stock becomes vested in accordance with this Agreement (or reasonably promptly after vesting, in the event of death), the Participant (or the Participant’s representative) will pay to the Company, or make arrangements satisfactory to the Company regarding payment of, any federal, state or local taxes of any kind required by law to be paid and/or withheld with respect to such Restricted Stock.
7.	Special Incentive Compensation.
     The Participant agrees that the award of the Restricted Stock under the Agreement is special incentive compensation and that it, any dividends paid thereon (even if treated as compensation for tax purposes) and any other property received on account of such Restricted Stock will not be taken into account as “salary” or “compensation” or “bonus” in determining the amount of any payment under any pension, retirement or profit-sharing plan of the Company or any life insurance, disability or other benefit plan of the Company.
8.	Relationship to the Plan.
     This Agreement is subject to the terms of the Plan and any related administrative policies or procedures adopted by the Company. If there is any inconsistency between this Agreement and the Plan or any such administrative policies or procedures, the Plan and the policies or procedures, in that order, shall govern.
9.	No Effect on Employment or Non-employee Director Relationship.
     This Agreement is not intended to have any effect upon Participant’s employment or non-employee director relationship with the Company. Nothing in this Agreement shall interfere with or affect the rights of the Company or the Participant under any employment agreement or confer upon the Participant any right to continued employment or directorship with the Company.

10.	Transferability; Binding Effect.
     The rights of the Participant under this Agreement shall not be transferable except, in the event of death, by will or by the laws of descent and distribution, provided that a transfer, assignment or division of the Participant’s rights and interests under this Agreement may be made to a spouse or former spouse in accordance with a domestic relations order or comparable order applicable to the Participant, in which event such transferred, assigned or divided rights and interests shall remain subject to the provisions of this Agreement. Subject to the provisions of the Plan, this Agreement shall inure to the benefit of and be binding upon the Participant and the Company and their respective heirs, legal representatives, successors and assigns.
11.	Amendment.
     No amendment, modification, waiver or release of or under this Agreement will be effective unless evidenced by an instrument in writing signed by each of the Company and the Participant.
12.	Governing Law.
     This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio, without regard to principles of conflict of laws.
     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

OM GROUP, INC.

By

PARTICIPANT

[Name]

EXHIBIT A
Performance Criteria and Performance Period